Principal Global Investors, LLC 711 High Street Des Moines, Iowa 50392
July 12, 2023

State Street Global Services
Channel Center
1 Iron Street
Boston, MA 02210
Attention: David Whelan, Managing Director

Re: PRINCIPAL EXCHANGE-TRADED FUNDS (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as Principal Focused Blue Chip ETF (the "Portfolio").

In accordance with Section 20.5, the Additional Portfolios provision, of the Custodian Agreement dated as of May 21, 2015, as amended, modified, or supplemented from time to time (the "Agreement"), by and among each registered investment company party thereto, and State Street Bank and Trust Company (''State Street"), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolios under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 20.6 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

PRINCIPAL EXCHANGE-TRADED FUNDS
on behalf of:
PRINCIPAL FOCUSED BLUE CHIP ETF

By:	/s/ Adam Shaikh
Name:	Adam Shaikh
Title:	Assistant General Counsel

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:	/s/ David Whelan
Name:	David Whelan
Title:	Managing Director

Effective Date: July 12, 2023

APPENDIX A

TO

CUSTODIAN AGREEMENT

Principal Active High Yield ETF
Principal Focused Blue Chip ETF
Principal Healthcare Innovators ETF
Principal International Adaptive Multi-Factor ETF
Principal Investment Grade Corporate Active ETF
Principal Millennial Global Growth ETF
Principal Quality ETF
Principal Real Estate Active Opportunities ETF
Principal Spectrum Preferred Securities Active ETF
Principal Spectrum Tax-Advantaged Dividend Active ETF
Principal U.S. Large-Cap Adaptive Multi-Factor ETF
Principal U.S. Mega-Cap ETF
Principal U.S. Small-Cap Adaptive Multi-Factor ETF
Principal U.S. Small-Cap ETF (f/k/a Principal U.S. Small-Cap Multi-Factor ETF)*
Principal Value ETF

*Name changed: June 30, 2023